EXHIBIT (10)

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------X

In re:                            :

AMERICAN BUSINESS COMPUTERS       :   MDL Docket No. 913(CLB)
CORPORATION SECURITIES LITIGATION
                                  :
This Document Relates To All Cases

----------------------------------X


                 STIPULATION OF SETTLEMENT

      This Stipulation of Settlement ("Settlement Agreement") is made and entered into as of this 13th day of March, 1995, in the above multi-district litigation between plaintiffs, for themselves and on behalf of the Class as defined in paragraph 1.03 below, and defendants American Business Computers Corp., Joseph W. Shannon, Robert A. Cutting, Gary T. Salhany, Steven P. Smolev, Arlene Smolev, C. Rand Michaels, Herbert L. Luxenburg, J. Larry Vowell, Hussmann Corporation, V. Ann Hailey, and The Pepsi-Cola Company. This Settlement Agreement provides for a settlement of this action on the terms and conditions set forth below, and is subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure.

                            RECITALS
      1. This litigation consists of a class action filed on behalf of all persons who purchased the common stock of

American Business Computers Corp. ("ABCC") during the period January 24, 1990 through August 1, 1991, and is pending before Judge Charles L. Brieant in the United States District Court for the Southern District of New York. The action alleges violations of paragraphs 10(b) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. paragraphs 78(j) and 78(t)(a) and state common law in connection with the sale or exchange of ABCC common stock. Plaintiffs allege that defendants made, or participated in the making of, materially false and misleading statements concerning ABCC's business and/or sold ABCC common stock while in possession of material, non-public information. Plaintiffs seek monetary damages and other relief for the Class.
      2. Plaintiffs Gerald Bloomberg, Deborah Dechtger, and Howard Gollomp filed their initial complaints in this action in August and December, 1991 in the Southern District of New York. Plaintiffs Sal Laurenzano and Eric Ross filed related actions in the United States District Court for the Northern District of Ohio in October and December 1991.
      3. On February 19, 1992, the Judicial Panel on Multi-District Litigation entered an Order, pursuant to 28 U.S.C. paragraph 1407, transferring the LAURENZANO and ROSS actions to the Southern District of New York, for pre-trial purposes, and consolidating all the actions (the "Action").
      4. On May 28, 1992, plaintiffs filed a Consolidated and Amended
Class Action Complaint (the "Complaint"), which, among other things, added Howard Alter as a plaintiff. Named as
                                 -2-
defendants were ABCC, Joseph W. Shannon, Robert A. Cutting, Gary T. Salhany, Steven P. Smolev, Arlene Smolev, C. Rand Michaels, Herbert L. Luxenburg, J. Larry Vowell, Hussmann Corporation, V. Ann Hailey, The Pepsi-Cola Company ("Pepsi"), and Daniel J. Stempkowski.
      5. On November 16, 1993, the District Court denied defendants' motions for summary judgment. In an Order entered November 17, 1993, the District Court granted plaintiffs' motion to certify the Action as a Class Action pursuant to Rule 23(c)(3) of the Federal Rules of Civil Procedure.
      6. On February 24, 1994, the District Court denied in part and granted in part defendants' motions to reargue the denial of summary judgment, and dismissed Daniel J. Stempkowski as a defendant.
      7. In February and April, 1994, the parties exchanged experts' reports pursuant to Rule 26 of the Federal Rules of Civil Procedure.
      8 In September 1994, certain of the defendants renewed their motions for summary judgment on the basis of CENTRAL BANK OF DENVER, N.A. V. FIRST INTERSTATE BANK OF DENVER, N.A., 114 S.Ct. 1439 (1994). The parties reached agreement to settle this action while those motions were pending.
      9. Plaintiffs' counsel have conducted an extensive investigation relating to the Class claims and the underlying events and transactions alleged in the Complaint, including conducting numerous party and non-party depositions, and
                                 -3-
reviewing the thousands of pages of documents produced by the parties, and non-parties, in response to plaintiffs' comprehensive document requests and subpoenas.
      10. Defendants have denied the material allegations and have asserted numerous defenses to the claims and causes of action against them, which they believe would be sustained if the action were to be litigated to a conclusion.
      11. The parties have engaged in arm's length settlement negotiations and have reached the agreement embodied in this Settlement Agreement with due regard for the best interests of their respective clients.
      12. Defendants have denied, and continue to deny, any wrongdoing on their part and further deny any liability to plaintiffs or the Class. However, defendants, without admitting or conceding liability, wish to settle this case in order to avoid the cost, expense, disruption and uncertainties associated with litigation of this nature.
      13. It is the intention of the parties that the proposed settlement resolve all claims which have been or which could have been brought in this litigation as set forth below.
      NOW, THEREFORE, in consideration of the mutual covenants and other consideration described below, and subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, the parties agree as follows:

                         ARTICLE I
                        DEFINITIONS
      The following terms shall have the meanings ascribed to them below (it being understood that other terms are defined elsewhere in this Settlement Agreement):
      1.01. "APPROVED CLAIMANT" means a claimant whose claim has been approved by the Claims Administrator. No claimant whose PRO RATA portion of the Net Settlement Fund is less than ten dollars ($10.00) shall receive any payment. In no event shall ABCC's transfer agent be required to transfer or issue less than five (5) shares of stock or fractional shares of stock.
      1.02. "CLAIMS ADMINISTRATOR" means ACS Financial & Securities Services or a successor chosen by Class Counsel.
      1.03. "CLASS" means all persons who purchased American Business Computers Corp. common stock on the open market during the period January 24, 1990 through and including August 1, 1991 (the "Class Period"). Excluded from the Class are the defendants herein, members of the immediate family of the individual defendants, and any subsidiary, parent or other affiliate of any defendant.
      1.04. "CLASS COUNSEL" means Wolf Popper Ross Wolf & Jones, L.L.P., and Abbey & Ellis.
      1.05. "COMPLAINT" means the Consolidated and Amended Class Action Complaint filed on May 28, 1992 in the United States District Court for the Southern District of New York.

      1.06. "COURT" means the United States District Court for the Southern District of New York.
      1.07. "DEFENDANTS" means ABCC, Joseph W. Shannon, Robert A. Cutting,
Gary T. Salhany, Steven P. Smolev, C. Rand Michaels, Herbert L. Luxenburg, J. Larry Vowell, V. Ann Hailey, Arlene Smolev, Hussmann Corporation, and The Pepsi-Cola Company.
      1.08. "DISTRIBUTION ORDER" means the order(s) of the Court applied for by Class Counsel directing the distribution of the Net Settlement Fund defined in paragraph 1.11.
      1.09. "EFFECTIVE DATE" means the date when this Settlement Agreement, including any modification thereto made with the consent of the parties, has been approved by the Court; and (a) a final order and judgment, in substantially the form to be filed hereafter, has been entered and such final order and judgment is no longer subject to appeal, either because of lapse of time or because there were no objections rejected by the Court that would give rise to a right to appeal, or (b) if an appeal is taken from the final order and judgment, the day after the date that such final order and judgment is finally affirmed or the appeal is finally dismissed with no right to further appeal to any court.
      1.10. "GROSS SETTLEMENT FUND" means the funds and ABCC common stock paid into the Gross Settlement Fund pursuant to the terms of this Settlement Agreement.
      1.11. "NET SETTLEMENT FUND" means the amount remaining in the Gross Settlement Fund after payment of Court
                                 -6-
awarded fees and expenses of Plaintiffs' Counsel as set forth in paragraph
6.01.
      1.12. "PERSON" means an individual, corporation, limited or general partnership, association, trust, joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.
      1.13. "PLAINTIFFS' COUNSEL" shall mean Class Counsel and each of the other counsel that have appeared for plaintiffs in this action.
      1.14. "PRELIMINARY APPROVAL" means entry of an Order which in form or substance preliminarily approves this Settlement Agreement and provides for notice to the Class.
                           ARTICLE II
              ESTABLISHMENT OF GROSS SETTLEMENT FUND
      2.01. The Gross Settlement Fund shall be paid or caused to be paid or transferred to Approved Claimants and to Class Counsel in the following manner.
                  (a) Within five (5) business days after the signing of an order preliminarily approving and scheduling a hearing on the Settlement, ABCC shall deposit, into a separate escrow account to be maintained by the Claims Administrator, One Hundred Thousand ($100,000) Dollars, to be used to pay all costs of notice and settlement administration.
                  (b) Defendants ABCC, Shannon, Cutting, Michaels, Luxenburg, and Arlene and Stephen Smolev, pursuant to an allocation agreement entered into among them, shall deposit,
                                    -7-
on or before seven (7) business days prior to the Settlement Hearing into a separate escrow account established by Wolf Popper Ross Wolf & Jones, L.L.P. and Abbey & Ellis for the benefit of the Class, the amount of One Million Eight Hundred and Fifty Thousand ($1,850,000) Dollars.
                  (c) Within ten (10) business days after the Effective Date, Pepsi and Hussmann, respectively, shall deliver to ABCC's stock transfer agent 1,000,000 shares and 400,000 shares of ABCC common stock, endorsed in blank. The shares of ABCC common stock delivered by Pepsi and Hussmann to ABCC's stock transfer agent shall be cancelled. Within five (5) business days thereafter, to facilitate the settlement, ABCC will cause to be issued and delivered to its stock transfer agent, from its authorized but unissued shares of common stock, 1,550,000 shares for distribution to Plaintiffs' Counsel and the Plaintiff Class.
                  (d) ABCC represents that it has filed a Form S-2 Registration Statement under the Securities Act of 1933 with the SEC on February 14, 1995 (Registration No. 33-89596), a copy of which is appended to this Stipulation, covering the 1.55 million shares to be issued to Plaintiffs and Plaintiffs' Counsel in connection with this Settlement. It is expressly agreed and understood by all parties to this Stipulation that the shares of ABCC common stock delivered by defendants Pepsi and Hussmann are not included in the Form S-2 Registration Statement, and are not being sold to or offered for sale to Plaintiffs or Plaintiffs' Counsel but, rather, are being relinquished to fund the
                                   -8-

Settlement and not to enhance the value of ABCC. Within five (5) business days after the issuance of the ABCC shares as provided in paragraph 2.01(c), ABCC shall provide written instructions to ABCC's stock transfer agent to deliver the Fee Shares, as defined in paragraph 6.03, to Plaintiffs' Counsel in accordance with the written instructions of Class Counsel, as provided in paragraph 6.03. ABCC certifies that the distribution of shares being made to Plaintiffs' Counsel and to Approved Claimants is in compliance with the provisions of the Securities Act of 1933, as amended, and that such shares shall not bear any restrictive legends or be restricted in any way from transfer.
                  (e) Class Counsel will provide defendants with thirty (30) days notice that the Class administration is complete and that plaintiffs intend to petition the Court for approval of the distribution of the Net Settlement Fund ("Notification Date"). In the event that the Average Price (as defined herein) of ABCC common stock is below $3.00 per share, the number of shares of stock contributed to the settlement by ABCC (the "Settlement Shares") shall be increased in a manner sufficient to reach the minimum guaranteed value of the stock portion of the settlement (I.E., 1,550,000 x $3 per share, or $4,650,000). Alternatively, if the Average Price of ABCC common stock is above $4.50 per share, the number of Settlement Shares shall be reduced in a manner sufficient to reach the maximum guaranteed value of the stock portion of the settlement (I.E., 1,550,000 x $4.5, or $6,975,000). The "Average Price" shall be
                                   -9-
the average of ABCC's closing common stock trading price as reported by THE WALL STREET JOURNAL during the period commencing on the fifth business day following the Notification Date and ending on the fifteenth business day following the Notification Date (the "Calculation Period"). If, based on the calculation required by this paragraph, ABCC is required to contribute additional shares to the settlement, ABCC shall deliver such additional shares to ABCC's stock transfer agent within twenty-five (25) business days after the Notification Date. Alternatively, if, based on the calculation required by this paragraph, ABCC is entitled to a return of shares previously contributed to the settlement by ABCC, ABCC shall provide written instructions to ABCC's stock transfer agent to deliver such shares to ABCC within twenty-five (25) business days after the Notification Date.
                  (f) The Claims Administrator shall provide, to ABCC's transfer agent, a list of the Approved Claimants and the number of shares each Approved Claimant is entitled to under the Distribution Order. Within ten (10) business days after entry of the Distribution Order, ABCC shall provide written instructions to ABCC's stock transfer agent to deliver to the Approved Claimants the number of ABCC shares to which they are entitled under the Distribution Order. The stock transfer agent will cause to be transferred to the Claims Administrator stock certificates evidencing the shares to which the Approved Claimants are entitled under the Distribution Order.
                                -10-

                  (g) ABCC shall be responsible for paying in full all costs of providing notice to the Class and for settlement administration, which (i) if more than $100,000, ABCC must contribute the full amount to the Claims Administrator, over and above the amount provided for in paragraph 2.01(a); and
(ii) if less than $100,000, the balance of the escrow fund maintained by the Claims Administrator pursuant to paragraph 2.01(a) shall be returned to ABCC at the conclusion of the Claims Administration process.
      2.02. Subject to Court approval under Rule 23(e) of the Federal Rules of Civil Procedure, payment and other consideration made by Defendants in accordance with this article shall constitute the full and final settlement of this litigation, and Defendants shall have no further liability or obligation except as specifically set forth herein or in the final order and judgment entered in this action.
      2.03. If Class members holding an aggregate of more than 15% of the ABCC common stock purchased on the open market during the Class Period request exclusion from the Class, defendants may, at their option, terminate the Settlement Agreement as to all parties, with no further obligation except for the payment of the costs of notice to the Class. A decision to terminate the Settlement Agreement pursuant to this provision shall require the written consent of all defendants. If defendants do seek to withdraw from and terminate the Settlement as to all parties, they must provide written notice of such withdrawal and the grounds therefore to all signatories to this
                                   -11-

Settlement Agreement within five (5) business days after the last date to request exclusion. As a result of any such withdrawal, this Settlement Agreement, the Settlement proposed herein and any action taken or to be taken in connection therewith shall be terminated and shall become void and have no further force or effect and all negotiations, proceedings, and statements relating thereto shall be without prejudice as to the rights of any and all parties hereto and their respective predecessors and successors shall be restored to their respective positions existing at the date of the Settlement Agreement, except for the payment of notice costs by ABCC.
      2.04. In connection with this Settlement, ABCC has granted separate Warrants to each of Pepsi and Hussmann. The Pepsi Warrant allows Pepsi to purchase up to 500,000 shares of ABCC common stock at $3.50 per share for up to five years from the date of issue. The Hussmann Warrant allows Hussmann to purchase up to 200,000 shares of ABCC common stock at $3.50 per share for up to five years from the date of issue. ABCC shall deliver the Pepsi Warrant and Hussmann Warrant to ABCC's stock transfer agent within ten (10) business days of the Effective Date, along with letters of instruction to ABCC's stock transfer agent (with copies to Pepsi and Hussmann). Said letters of instruction shall direct ABCC's stock transfer agent to deliver the Pepsi Warrant and Hussmann Warrant to Pepsi and Hussman, respectively, by first class, registered mail, within two (2) business days of the cancellation of the ABCC stock, in accordance with paragraph 2.01(c).
      2.05. In connection with this Settlement, ABCC has agreed to reimburse Steven Smolev for the attorneys' fees and costs incurred by him in defense of this action and for which ABCC has not previously indemnified him in the amount of $56,672.
      2.06. If the Settlement is not approved by the Court pursuant to this Settlement Agreement (including the entry of the final order and judgment by the Court) or if approval of the settlement is reversed on appeal, the Settlement shall be null and void and all settlement consideration received shall be returned to the defendant that deposited it with pro rata interest earned, less income taxes which may be due on the interest earned, and notice costs. Notice costs shall be deducted only from the $100,000 placed by ABCC into escrow pursuant to Section 2.01(a).
                            ARTICLE III
                     ALLOCATION AND DISTRIBUTION
      3.01. ALLOCATION AND DISTRIBUTION. The Gross Settlement Fund shall be reduced by the amount of attorneys' fees and expenses approved by the Court, which shall be paid in accordance with Article VI. The Net Settlement Fund shall be allocated and distributed to the Approved Claimants pursuant to a Distribution Order and shall be paid on a PRO RATA basis, with each Approved Claimant receiving a share of the Net Settlement Fund issued proportional to the Recognized Loss of such Approved
                                   -13-

Claimant to the aggregate recognized loss of all Approved Claimants. Recognized Loss is the lesser of (i) the difference between the amount paid for ABCC common stock during the Class Period, and (if sold during the Class Period) the amount for which such common stock was sold, excluding brokerage commissions and fees, and (ii) the difference between the amount paid for ABCC common stock during the Class Period and $3.75 per share, excluding brokerage commissions and fees. Where an Approved Claimant has made more than one purchase or sale of ABCC common stock during the Class Period, such Approved Claimant's Recognized Loss shall be determined on a first-in, first-out basis, by calculating the difference between the first purchase and the first sale (or $3.75 per share), then the difference between the second purchase and the second sale (or $3.75 per share) and so forth.
      3.02. In order to receive their PRO RATA share of the Net Settlement Fund, Class members must return a completed Proof of Claim and Substitute Form W-9 ("Claim Form"), on or before the date specified by the Court.
      3.03. Cash and shares not paid to claimants because of the minimum requirements of paragraph 1.01 shall be distributed to Approved Claimants.
      3.04. All funds which are not distributed to the Class shall be distributed as the Court orders.
                                  -14-

                         ARTICLE IV
                     DISCHARGE OF CLAIMS
      4.01. Upon the Effective Date and by operation of the final order and judgment, any and all claims asserted in the Complaint against Defendants shall be dismissed, discharged and released by Plaintiffs and Class members, on the merits with prejudice and without costs except as provided in this Settlement Agreement. All Class members, whether or not they have filed lawsuits, and whether or not such a class member executes and delivers a Verified Proof of Claim and Release, and their heirs, executors, administrators, successors, and/or assigns shall be forever barred and enjoined from instituting or prosecuting against Defendants, in any manner of action or proceeding, any claims, whether based on any federal or state law or other right of action, asserted or unasserted, which members of the Class had, have, or may hereafter have against the Defendants or any of them, for, by reason of, or arising from or in any way based on, connected with or related to the facts, circumstances, transactions, or occurrences alleged or which could have been alleged directly or indirectly in the Complaint.
      4.02. All defendants, and any subsidiary, parent or other affiliate of any defendant, shall be forever barred and enjoined from instituting or prosecuting against any other Defendant, in any manner of action or proceeding, any claims, whether based on any federal or state law or other right of action, which they had, have, or may hereafter have against any
                                 -15-
other defendant for, by reason of, or arising from or in any way based on, connected with or related to the facts, circumstances, transactions, or occurrences alleged or which could have been alleged directly or indirectly in this Action.
                           ARTICLE V
                    IMPLEMENTATION AND SCHEDULING
      5.01. JOINT APPLICATION FOR PRELIMINARY APPROVAL.
                  Within five (5) business days of the signing of this Settlement Agreement, counsel for the parties shall jointly apply to the Court for entry of an order (the "Scheduling Order"):
                  A. preliminarily approving this Settlement Agreement ("Preliminary Approval");
                  B. approving the form of a mailed Notice of Pendency of Class Action and Settlement Hearing (the "Notice") and authorizing that the Notice be mailed by Plaintiffs to all Class Members by first class mail at the addresses provided by ABCC from its stock transfer records;
                  C. approving the form of a Summary Notice of Pendency of Class Action and Settlement Hearing (the "Summary Notice") to be published once in the national edition of THE WALL STREET JOURNAL.
                  D. scheduling a fairness hearing (the "Hearing") to determine whether (i) the Court should approve the Settlement Agreement as fair, reasonable, and adequate to the Class; (ii) the Court should enter the final order and judgment
                                 -16-
as provided for under this Settlement Agreement; and (iii) the Court should award counsel fees and expense reimbursement in accordance with the provisions of this Settlement Agreement;
                  E. providing a date by which requests for exclusion by Class members from the Class must be received;
                  F. providing that any person who objects to the approval of this Settlement Agreement, or the payment of attorneys' fees and reimbursement of expenses, may appear at the Hearing and show cause why the Settlement Agreement should not be approved as fair, reasonable and adequate and why a judgment should not be entered thereon, or attorneys' fees paid and expenses reimbursed in the amounts requested, and further providing that any such objections must be in writing, and both filed with the Court and delivered to all attorneys listed in the Notice by the date specified by the Court;
                  G. providing that any person who fails to make such objections in a timely fashion shall be deemed to have waived, and shall be foreclosed forever from making any objection to the Settlement Agreement, the payment of fees and expenses, or the judgment to be entered thereon;
                  H. approving a Proof of Claim form and providing a date by which Proofs of Claim must be received from Class members to participate in the distribution of the Net Settlement Fund.
      5.02. COOPERATION AMONG THE PARTIES. The parties agree to cooperate in the prompt submission of this Settlement
                                -17-

Agreement to the Court, to take all steps that may be required by the Court, and otherwise to use their best efforts to consummate this Settlement and to obtain the entry of the Final Order and Judgment, and to take all such other and reasonably necessary actions to effectuate the terms and conditions of this Settlement Agreement and the administration thereof.
                         ARTICLE VI
           PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES
      6.01. Plaintiffs shall apply to the Court for attorneys' fees in an aggregate amount not to exceed 30% of the Gross Settlement Fund, and for reimbursement of actual expenses incurred in prosecuting this action. The fees and expenses, together with interest thereon, ordered by the Court shall be paid solely out of the Gross Settlement Fund and Defendants shall not otherwise be liable for attorneys' fees and expenses.
      6.02. The cash portion of the Court awarded attorneys' fees and reimbursement of expenses, together with interest thereon, shall be paid from the escrow account established for the Gross Settlement Fund upon written instructions of Class Counsel subsequent to the Effective Date.
      6.03. The stock portion of the Court awarded attorneys' fees (the "Fee Shares") shall be paid out of the 1,550,000 shares of ABCC common stock to be issued in connection with the settlement. Within ten (10) business days after the Effective Date, Class Counsel shall provide ABCC's stock transfer agent with written instructions as to the allocation of the Fee
                              -18-

Shares among Plaintiffs' Counsel. ABCC's stock transfer agent, within ten (10) business days after receipt of written instructions from Class Counsel, shall, pursuant to Class Counsel's written instructions, deliver to Wolf Popper the certificates issued in the name of each of Plaintiffs' Counsel. The Fee Shares, if denominated in dollars rather than shares of stock, shall be valued at the average closing price of ABCC stock as listed in THE WALL STREET JOURNAL for the ten (10) consecutive trading days starting with the date of the Hearing. Class Counsel agree not to sell or transfer, or deliver to other Plaintiffs' Counsel, the shares issued to them under this Stipulation until the end of the Calculation Period.
                       ARTICLE VII
                       MISCELLANEOUS
      7.01. CLASS COUNSEL REPRESENTATION AND WARRANTY. Class Counsel represent and warrant that they have received from Defendants, and other persons, documents and other information that they deem necessary to support the fairness and adequacy of the settlement set forth in this Settlement Agreement.
      7.02. SUCCESSORS AND ASSIGNS. This Settlement Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors, administrators, heirs and legal representatives, as the case may be; provided, however, that no assignment by any party hereto shall operate to relieve such party of its obligations hereunder.
                               -19-

      7.03. COUNTERPARTS. This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
      7.04. SOLE AND ENTIRE AGREEMENT; MODIFICATIONS. This Settlement Agreement, and the exhibits hereto, constitute the sole and entire agreement among the parties hereto with respect to the subject matter hereof (with the exception of the Agreement Among Defendants on Allocation of the Settlement Amount, referred to in Section 2.01(b), and the Warrants, referred to in Section 2.04) and no representations, warranties, inducements, promises, or agreements oral or otherwise not embodied or incorporated herein, have been made concerning or in connection with this Settlement Agreement, or the exhibits hereto. Any and all prior discussions, negotiations, agreements, commitments and understandings relating thereto, are superseded hereby and merged herein. The provisions of this Settlement Agreement (including any time periods specified herein) may be modified by written agreement of all of the parties with the consent of the Court without further notice to the Class unless the Court requires such notice. The terms or provisions of this Settlement Agreement may not be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by all parties. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this agreement shall not be deemed a waiver of any of the provisions
                               -20-
hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this agreement to be performed by such other party.
      7.05. GOVERNING LAW. This Settlement Agreement, including, but not limited to, the releases contained herein, shall be governed by, and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. This Settlement Agreement shall be enforced solely in this Court. Defendants and members of the Class waive any objection which each such party may now have or hereafter have to the venue of any such suit, action, or proceeding and irrevocably consents to the jurisdiction of the Court in any such suit, action or proceeding and agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding.
      7.06. NO ADMISSION. This Settlement Agreement and all papers relating to it are not, and shall not be construed to be, an admission by any party of either the validity of any of the claims or defenses asserted in this Action or of liability with respect to any such claims of any wrongdoing by them whatsoever. Defendants deny all allegations of wrongdoing alleged in the Complaint.

      7.07. ARM'S-LENGTH NEGOTIATIONS AND INTERPRETATION OF SETTLEMENT
AGREEMENT.
                  A. The Settlement Agreement, including the exhibits attached hereto, was executed after arm's-length negotiations among the parties and reflects the conclusion of Class Counsel and counsel for Defendants that the Settlement Agreement, and the settlement contemplated hereby, are fair, equitable and in the best interests of each of their respective clients.
                  B. This Settlement Agreement shall not be construed more strictly against one party than another merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that, because of the arm's-length negotiations described above, all parties hereto have contributed substantially and materially to the preparation of this Settlement Agreement.
      7.08. TERMINOLOGY AND CONSTRUCTION. All personal pronouns used in this Settlement Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective counsel as of

March 13, 1995          WOLF POPPER ROSS WOLF & JONES, L.L.P.

                        By:     LESTER L. LEVY /S/
                           ------------------------------
                             Lester L. Levy (LL9956)
                            Robert C. Finkel (RF2373)
                           845 Third Avenue
                               New York, NY 10022
                                 (212) 759-4600

                           Plaintiffs' Co-Lead Counsel

                        ABBEY & ELLIS

                        BY:   JILL ABRAMS BY RCF /S/
                            -----------------------------
                              Jill Abrams (JA1578)
                              212 East 39th Street
                               New York, NY 10016
                                 (212) 889-3700

                           Plaintiffs' Co-Lead Counsel

                        AMERICAN BUSINESS COMPUTERS CORP.

                        BY:     ROBERT A. CUTTING /S/
                            -----------------------------
                                    Pres./CEO

                        THE PEPSI-COLA COMPANY

                        BY:  GERARD W. CASEY   /S/
                            -----------------------------
                                    Vice President

                        HUSSMAN CORPORATION

                        BY:  BURTON HALPERN    /S/
                            -----------------------------
                            Burton Halpern
                            Vice President

                                JOSEPH W. SHANNON   /S/
                            -----------------------------
                            Joseph W. Shannon


                                  ROBERT A CUTTING   /S/
                            -----------------------------
                            Robert A. Cutting


                                 GARY T. SALHANY     /S/
                            -----------------------------
                            Gary T. Salhany


                                  V. ANN HAILEY     /S/
                            -----------------------------
                            V. Ann Hailey


                               HERBERT L. LUXENBURG  /S/
                            -----------------------------
                            Herbert L. Luxenburg


                               STEVEN P. SMOLEV    /S/
                            -----------------------------
                            Steven P. Smolev


                                C. RAND MICHAELS  /S/
                            -----------------------------
                            C. Rand Michaels


                                  ARLENE SMOLEV   /S/
                            -----------------------------
                            Arlene Smolev


                                  J. LARRY VOWELL    /S/
                            -----------------------------
                            J. Larry Vowell